                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                     International Multifoods Corporation
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]

                      INTERNATIONAL MULTIFOODS CORPORATION
                              33 SOUTH 6TH STREET
                                 P.O. BOX 2942
                          MINNEAPOLIS, MINNESOTA 55402
                                  612-340-3300

                                  MAY 15, 1996

Dear Stockholder:

    I am pleased to invite you to attend the Annual Meeting of Stockholders of International Multifoods Corporation which will be held on Friday, June 21, 1996, at 10:00 a.m. local time, in the Lutheran Brotherhood Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota. The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters to be acted upon during the meeting.

    Your copy of the Annual Report to Stockholders for the fiscal year ended February 29, 1996 is enclosed or has been sent to you.

    WE HOPE THAT YOU WILL BE ABLE TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE IN ORDER TO MAKE CERTAIN THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

                                           Sincerely,

                                             [LOGO]
                                           CHAIRMAN, PRESIDENT AND
                                           CHIEF EXECUTIVE OFFICER

                      INTERNATIONAL MULTIFOODS CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 21, 1996

TO THE STOCKHOLDERS OF
INTERNATIONAL MULTIFOODS CORPORATION:

    NOTICE   IS  HEREBY  GIVEN  that  the  Annual  Meeting  of  Stockholders  of
International Multifoods Corporation (the "Company") will be held on Friday, June 21, 1996, at 10:00 a.m. local time, in the Lutheran Brotherhood Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota, for the following purposes:

    1.  To elect two directors for a term of three years;

    2. To consider and vote on a proposal to approve the appointment by the Board of Directors of the Company of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending February 28, 1997; and

    3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    The Board of Directors has fixed the close of business on May 1, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournment thereof.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE WHICH NEEDS NO POSTAGE STAMP IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                          FRANK W. BONVINO
                                          SECRETARY

May 15, 1996

                      INTERNATIONAL MULTIFOODS CORPORATION
                              33 SOUTH 6TH STREET
                                 P.O. BOX 2942
                          MINNEAPOLIS, MINNESOTA 55402

                                PROXY STATEMENT
                                      FOR
            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 21, 1996

                                GENERAL MATTERS

SOLICITATION OF PROXIES

    This Proxy Statement is furnished to stockholders of International Multifoods Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company to be held on June 21, 1996, and any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed form of proxy, along with the Company's Annual Report to Stockholders, are first being sent to stockholders of the Company on or about May 15, 1996. The costs of solicitation, including the cost of preparing and mailing this Proxy Statement, are being paid by the Company. The Company has retained Georgeson & Company Inc. to assist in the solicitation of proxies from stockholders for a fee of $5,500 plus out-of-pocket expenses. The solicitation by mail may be followed by solicitation in person, or by telephone or facsimile, by regular employees of the Company without additional compensation or by employees of Georgeson & Company Inc. The Company will reimburse brokers, banks and other custodians and nominees for their reasonable out-of-pocket expenses incurred in sending proxy materials to beneficial owners of Common Stock (as defined below).

VOTING PROCEDURES

    Only stockholders of record at the close of business on May 1, 1996 will be entitled to vote at the Annual Meeting. As of that date, there were 17,994,868 shares of Common Stock, par value $.10 per share ("Common Stock"), issued and outstanding and entitled to vote at the Annual Meeting. Holders of Common Stock are entitled to one vote for each share held.

    The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. Assuming a quorum is present, the two director nominees receiving a plurality of the votes cast at the Annual Meeting by the holders of Common Stock present in person or represented by proxy will be elected directors. With respect to the approval of all other matters to come before the Annual Meeting, including the appointment of KPMG Peat Marwick LLP as the independent auditors of the Company, the affirmative vote of a majority of the total votes cast at the Annual Meeting by the holders of Common Stock present in person or represented by proxy will be required.

    A proxy, in the accompanying form, which is properly signed, received in time for the Annual Meeting and not revoked will be voted in accordance with the instructions contained thereon. With respect to the election of directors, a stockholder may (i) vote for the nominees named herein as a group, (ii) withhold authority to vote for the nominees as a group or (iii) vote for such nominees other than any nominee the stockholder identifies in the appropriate space on the proxy. With respect to each other matter submitted to the stockholders for a vote, a stockholder may (i) vote "FOR" the matter, (ii) vote "AGAINST" the matter or (iii) "ABSTAIN" from voting on the matter. If a stockholder elects to abstain from voting on any matter, such abstention will be deemed to be a vote cast at the Annual Meeting and therefore will have the effect of a vote against such matter. If no specific instructions are indicated on the proxy, the shares represented thereby will be voted FOR (i) the election of the two directors as nominated and (ii) the approval of the appointment of KPMG Peat Marwick LLP as the independent auditors of the Company and, with respect to such other matters that may properly come before the Annual Meeting, in accordance with the judgment of the persons named as proxies in the enclosed proxy. If a broker indicates on the proxy that it does not have authority as to certain shares to vote on a particular matter, those shares will not be considered as votes cast with respect to that matter and, therefore, will not affect the outcome of the vote with respect to that matter.

    A proxy may be revoked at any time prior to its exercise by giving written notice of revocation to the Secretary of the Company, by submitting a properly signed proxy that is dated subsequent to the earlier proxy or by written revocation delivered in person at the Annual Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of March 13, 1996 (unless otherwise noted), certain information with respect to all stockholders known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock and certain information with respect to the beneficial ownership of shares of the Company's Common Stock by each director, nominee and executive officer of the Company named in the Summary Compensation Table under the heading "Executive Compensation" below and all directors and executive officers of the Company as a group. Unless otherwise noted, the stockholders listed in the table have sole voting and investment powers with respect to the shares of Common Stock owned by them.

                                                    AMOUNT AND         PERCENT OF
              NAME AND ADDRESS                      NATURE OF         COMMON STOCK
             OF BENEFICIAL OWNER               BENEFICIAL OWNERSHIP   OUTSTANDING
- ---------------------------------------------  --------------------   ------------
Archer-Daniels-Midland Company...............        1,621,650(1)         9.00%
  4666 Faries Parkway
  Decatur, Illinois 62526
State of Wisconsin Investment Board..........        1,012,450(2)         5.63%
  P.O. Box 7842
  Madison, Wisconsin 53707
Anthony Luiso................................          466,481(3)         2.54%
Duncan H. Cocroft............................          168,366(4)        *
Jay I. Johnson...............................          145,586(5)        *
John E. Sampson..............................           75,708(6)        *
Peter S. Willmott............................           52,040(7)        *
James G. Fifield.............................           37,257(8)        *
Devendra Mishra..............................           36,862(9)        *
Robert M. Price..............................           30,511(10)       *
Nicholas L. Reding...........................           18,293(11)       *
Robert S. Wright.............................           16,367(12)       *
Jack D. Rehm.................................           16,072(13)       *
Lois D. Rice.................................           10,571(14)       *
All Executive Officers and Directors
  as a Group (16 persons)....................        1,292,538(15)        6.80%

- ----------
 *  Less than 1%

 (1)The information was reported on an amended Schedule 13D, dated June 4, 1993.

 (2)The information was reported on an amended Schedule 13G, dated February 6, 1996.

 (3)Includes 374,746 shares issuable pursuant to stock options which are currently exercisable or which will become exercisable prior to May 13, 1996 and 5,450 shares held in trust for the benefit of Mr. Luiso under the Employees' Voluntary Investment and Savings Plan of the Company (the "Savings Plan").

 (4)Includes 140,454 shares issuable pursuant to stock options which are currently exercisable or which will become exercisable prior to May 13, 1996 and 3,326 shares held in trust for the benefit of Mr. Cocroft under the Savings Plan.

 (5)Includes 129,454 shares issuable pursuant to stock options which are currently exercisable and 2,416 shares held in trust for the benefit of Mr. Johnson under the Savings Plan.

 (6)Includes 52,750 shares issuable pursuant to stock options which are currently exercisable or which will become exercisable prior to May 13, 1996 and 5,308 shares held in trust for the benefit of Mr. Sampson under the Savings Plan.

 (7)Includes 37,040 shares issuable pursuant to stock options which are currently exercisable.

 (8)Includes 31,257 shares issuable pursuant to stock options which are currently exercisable.

 (9)Includes 17,500 shares issuable pursuant to stock options which are currently exercisable or which will become exercisable prior to May 13, 1996 and 102 shares held in trust for the benefit of Mr. Mishra under the Savings Plan.

(10)Includes 29,386 shares issuable pursuant to stock options which are currently exercisable and 800 shares held by Mr. Price in joint tenancy with his wife.

(11)Includes 16,500 shares issuable pursuant to stock options which are currently exercisable.

(12)Includes 4,000 shares issuable pursuant to stock options which are currently exercisable and 367 shares held in trust for the benefit of Mr. Wright under the Savings Plan.

(13)Includes 10,500 shares issuable pursuant to stock options which are currently exercisable and 177 shares held by Mr. Rehm in joint tenancy with his wife.

(14)Includes 9,663 shares issuable pursuant to stock options which are currently exercisable.

(15)Includes 1,030,179 shares issuable pursuant to stock options which are currently exercisable or which will become exercisable prior to May 13, 1996 and 26,752 shares held in trust for the benefit of the executive officers under the Savings Plan.

                             ELECTION OF DIRECTORS

    The Board of Directors of the Company is currently composed of seven members divided into three classes. The members of each class are elected to serve three-year terms with the term of office of each class ending in successive years. James G. Fifield and Robert M. Price are the directors in the class whose term expires at the Annual Meeting. The Board of Directors has nominated Messrs. Fifield and Price for election to the Board of Directors at the Annual Meeting for a term of three years, and each has agreed to serve if elected. The other directors of the Company will continue in office for their existing terms. Nicholas L. Reding and Jack D. Rehm are the directors in the class whose term expires in 1997. Anthony Luiso, Lois D. Rice and Peter S. Willmott are the directors in the class whose term expires in 1998. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted for the election of the nominees named. In the event that any nominee becomes unavailable for election at the Annual Meeting, the persons named as proxies will vote for a substitute nominee as recommended by the Board of Directors.

    The  following  sets   forth  certain   biographical  information,   present
occupation and business experience for the past five years for each director and director nominee:

- --------------------------------------------------------------------------------------------------

                          JAMES  G. FIFIELD, 54                                Director since 1990
      [PHOTO]             Mr. Fifield  is  President and  Chief  Executive Officer  of  EMI  Music
                          (recording  and music publishing), which office  he has held since April
                          1989. Mr. Fifield is a director of THORN EMI plc.
- --------------------------------------------------------------------------------------------------

                          ANTHONY LUISO, 52                                   Director since  1988
      [PHOTO]             Mr.  Luiso  is  Chairman of  the  Board, President  and  Chief Executive
                          Officer of the Company,  which office he has  held since July 1989.  Mr.
                          Luiso  is  a director  of Black  & Decker  Corporation and  Mac Frugal's
                          Bargains - Close-outs, Inc.
- --------------------------------------------------------------------------------------------------

                          ROBERT M. PRICE, 65                                 Director since  1983
      [PHOTO]             Mr.  Price is President of  PSV, Inc. (management consulting--technology and strategy), which position he has held since May 1990. Mr. Price is a director of  Fourth Shift  Corp.,  Premark International,  Inc.,  Public
                          Service Company of New Mexico and Rohr Industries, Inc.
- --------------------------------------------------------------------------------------------------

                          NICHOLAS  L. REDING, 61                              Director since 1988
      [PHOTO]             Mr. Reding is Vice Chairman of the Board of Monsanto Company (chemicals, agriculture and pharmaceuticals), which office he has held since January
                          1993. From June  1990 to  January 1993,  Mr. Reding  was Executive  Vice
                          President--  Environment,  Safety,  Health &  Manufacturing  of Monsanto
                          Company. Mr. Reding  is a director  of Monsanto Company,  CPI Corp.  and
                          Meredith Corporation.
- --------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------

                          JACK  D. REHM, 63                                    Director since 1991
      [PHOTO]             Mr. Rehm  is  Chairman of  the  Board  and Chief  Executive  Officer  of
                          Meredith Corporation (diversified media), which office he has held since
                          July  1994. From July  1992 to July  1994, Mr. Rehm  was Chairman of the
                          Board, President and  Chief Executive Officer  of Meredith  Corporation.
                          Prior  to July 1992, Mr. Rehm  was President and Chief Executive Officer
                          of Meredith Corporation. Mr. Rehm is a director of Meredith  Corporation and Equitable of Iowa Companies, Inc.
- --------------------------------------------------------------------------------------------------

                          LOIS  D. RICE, 63                                    Director since 1991
      [PHOTO]             Mrs. Rice is a guest scholar at The Brookings Institution (an  education and  public policy research organization), a position she has held since
                          October  1991.  Prior  to  October  1991,  Mrs.  Rice  was  Senior  Vice
                          President--   Governmental  Affairs  and  a  director  of  Control  Data
                          Corporation. Mrs. Rice  is a  director of Fleet  Financial Group,  Inc.,
                          Hartford  Steam  Boiler  Inspection  &  Insurance  Co.,  The McGraw-Hill
                          Companies and UNUM Corporation.
- --------------------------------------------------------------------------------------------------

                          PETER S. WILLMOTT, 58                               Director since  1988
      [PHOTO]             Mr.  Willmott is  Chairman of the  Board and Chief  Executive Officer of
                          Willmott Services, Inc. (business consulting and retail), which position
                          he  has  held  since   June  1989.  Mr.  Willmott   is  a  director   of
                          Browning-Ferris   Industries  Inc.,  Federal  Express  Corporation,  Mac
                          Frugal's Bargains - Close-outs, Inc., Maytag Corporation, Morgan  Keegan
                          & Co., Inc. and Zenith Electronics Corporation.
- --------------------------------------------------------------------------------------------------

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
    The Board of Directors held five meetings during the fiscal year ended February 29, 1996, all of which were regularly scheduled meetings. During the fiscal year, each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors plus the total number of meetings held by all committees of the Board on which he or she served. The Board of Directors has several committees which are described below.

    AUDIT COMMITTEE. Messrs. Price, Rehm and Willmott and Mrs. Rice are members of the Audit Committee. The Audit Committee recommends to the Board of Directors annually the selection of independent accountants, reviews the activities and reports of the Company's independent accountants, reviews the financial statements to be included in the Annual Report to Stockholders and recommends approval by the Board of Directors, monitors accounting and financial reporting practices throughout the Company, reviews internal accounting controls and monitors compliance with the Company's prescribed procedures, policies and code of ethics. The Audit Committee held three meetings during the fiscal year ended February 29, 1996.

    BENEFIT INVESTMENT COMMITTEE. Messrs. Reding, Rehm and Willmott and Mrs. Rice are members of the Benefit Investment Committee. The Benefit Investment Committee establishes investment policies and guidelines for employee benefit plans, approves investment managers of employee benefit plan assets and reviews investment performance of such plan assets. The Benefit Investment Committee held three meetings during the fiscal year ended February 29, 1996.

    COMPENSATION COMMITTEE. Messrs. Fifield, Price, Reding and Rehm are members of the Compensation Committee. The Compensation Committee approves the compensation policies of the Company, determines the compensation paid to officers of the Company, makes recommendations to the Board of Directors with respect to the cash compensation of the Chief Executive Officer of the Company and establishes and reviews performance standards under compensation programs for officers of the Company. The Compensation Committee administers the Company's stock option, stock-based incentive and bonus plans and makes grants or awards under such plans. The Compensation Committee also recommends to the Board of Directors the adoption of or amendments to employee benefit plans and stock-based incentive plans of the Company. The Compensation Committee held four meetings during the fiscal year ended February 29, 1996.

    EXECUTIVE COMMITTEE. Messrs. Luiso, Price, Reding, Rehm and Willmott are members of the Executive Committee. The Executive Committee has such powers and authority as may be expressly conferred upon it from time to time by the Board of Directors. The Executive Committee did not hold any meetings during the fiscal year ended February 29, 1996.

    FINANCE COMMITTEE. Messrs. Luiso, Price, Rehm and Willmott are members of the Finance Committee. The Finance Committee reviews the capital structure, source and use of funds and financial position of the Company, makes periodic reports to the Board of Directors on such reviews and provides advice and counsel regarding financial policies to management of the Company and the Board of Directors. The Finance Committee held four meetings during the fiscal year ended February 29, 1996.

    NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. Messrs. Fifield, Price and Reding and Mrs. Rice are members of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee reviews, evaluates and recommends director candidates for nomination by the Board of Directors and establishes guidelines for the Board of Directors in considering nominees. The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders if a written recommendation is submitted to the Secretary of the Company at least 90 days prior to the date of the annual meeting of stockholders, along with the written consent of such nominee to serve as director. The Nominating and Corporate Governance Committee held four meetings during the fiscal year ended February 29, 1996.

COMPENSATION OF DIRECTORS

    Directors who are not employees of the Company each receive an annual retainer of $20,000 plus $1,000 for each meeting of the Board of Directors ($1,250 for meetings lasting more than one day) and $1,000 for each meeting of any committee thereof ($1,250 in the case of the chairman of such committee) that the director attends. Directors may elect to receive all or part of the amount of their annual retainer and meeting fees in shares of restricted Common Stock or options to purchase shares of Common Stock under the Company's Amended and Restated 1989 Stock-Based Incentive Plan. During the fiscal year ended February 29, 1996, Messrs. Fifield, Price, Reding, Rehm and Willmott and Mrs. Rice made such election. Amounts received by a director also may be deferred pursuant to the Company's Fee Deferral Plan for Non-Employee Directors for a minimum period of two years. Interest is paid on deferred amounts at a rate which is calculated quarterly and corresponds to the Company's short-term borrowing rate then in effect. None of the directors deferred compensation under such plan during the fiscal year ended February 29, 1996.

    In addition, on the first business day in July of each year, each director who is not an employee of the Company is granted a nonqualified stock option to purchase 1,500 shares of Common Stock at a purchase price per share equal to the fair market value of a share of Common Stock on such date.

    Directors who are also employees of the Company are not separately compensated for any services provided as a director.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

    The philosophy of the Compensation Committee (the "Committee") with respect to the compensation of the Company's executive officers consists of the following core principles:

    - Base salary and benefits should be competitive in order to attract and retain well-qualified executives.

    - Incentive compensation should be directly related to achieving specified levels of corporate financial performance. A significant part of the executive officers' compensation should be at risk, based upon the success of the Company.

    - Long-term stock ownership of the  Company's Common Stock by the  Company's executive officers creates a valuable link between the Company's management and stockholders. Stock ownership gives management strong incentives to properly balance the need for short-term profits with long-term goals and objectives and to develop strategies that build and sustain stockholder returns.

EXECUTIVE COMPENSATION PROGRAM

    The Company's executive compensation program comprises five components which are intended to reflect the Company's compensation philosophy.

    BASE SALARY. Base salary and adjustments to base salary for the Company's executive officers are targeted at the median of the competitive market. An executive officer's base salary may be above or below the median, depending upon the officer's individual performance. For the purpose of determining the median of the competitive market, the Committee reviews and considers the salary ranges of officers in comparable positions at companies of comparable size to the Company. The peer group of companies used in the comparison consists of approximately 120 companies that have annual sales ranging from $1 billion to $3 billion. The Committee believes that a broad base of companies of comparable size more accurately reflects the market in which the Company competes for executive talent than does the composition of companies in the Dow Jones Food Index which has been used for the purpose of comparison in the Stock Performance Graph in this Proxy Statement.

    The Committee's practice has been to review the base salary of each executive officer once every 15 to 18 months, at which time the executive officer's base salary may be increased based upon the Committee's judgment of the officer's individual performance and contribution to the Company, the financial performance of the Company and the Company's established merit increase guidelines.

    ANNUAL BONUS. Under the Company's Management Incentive Plan, the executive officers are eligible for an annual cash bonus, the amount of which may range from 15% to 100% of annual base salary, depending upon the level of financial performance achieved for the fiscal year by the Company, or by the applicable business unit in the case of an executive officer who is the President of a
business   unit.  Threshold,   target  and  maximum   financial  objectives  are
established by the Committee at the beginning of the fiscal year, but the Committee retains discretion to adjust the financial objectives to reflect the impact of acquisitions, divestitures or other events or unusual circumstances during the fiscal year. Financial performance of the Company is measured by operating earnings and earnings per share objectives while financial performance of the Company's business units is measured by pre-tax earnings and return on average equity objectives. With respect to the executive officers, other than the Chief Executive Officer, 20% of the bonus opportunity may be awarded at the discretion of the Committee based upon the officer's individual performance. No bonuses are paid if the threshold financial objectives for the fiscal year are not achieved. However, the Committee has the discretion to award bonuses under the Management Incentive Plan based on other performance objectives or criteria.

    The target annual bonus opportunity, represented as a percentage of base salary, for each executive officer is set at approximately the median of competitive practice. For this purpose, the Committee reviews and considers bonus amounts awarded to officers in comparable positions at companies of comparable size to the Company, as described above. The target bonus opportunity for the Chief Executive Officer is 65% of base salary and for the other executive officers is 50% of base salary.

    No bonuses were paid under the Management Incentive Plan for fiscal year 1996 to the executive officers of the Company named in the Summary Compensation Table below because the threshold financial objectives were not achieved. Mr. Wright, however, received a guaranteed bonus at his target bonus opportunity level in connection with his employment by the Company during the fiscal year.

    LONG-TERM COMPENSATION. Long-term compensation comprises stock options and the Company's long-term incentive program. Shares of stock issued under the programs are authorized by the Amended and Restated 1989 Stock-Based Incentive Plan or the 1986 Stock Option Incentive Plan of the Company. The amounts of the long-term compensation awards are targeted to be at the median of similar awards granted to officers in comparable positions at companies of comparable size to the Company. In addition, the Committee takes into account the number of stock options or shares of restricted stock outstanding or previously granted in determining the amounts of awards. The Committee, in its discretion, may also consider the scope of an officer's responsibilities and the officer's individual performance in determining the size of an award.

    STOCK OPTIONS. The Committee grants stock options to the executive officers of the Company on a discretionary basis. The Committee considers, among other things, the financial performance of the Company in determining whether or not to grant options to the executive officers. Stock options granted to the executive officers have an exercise price equal to the market price of the Company's Common Stock on the date of grant and have ten-year terms.

    LONG-TERM INCENTIVE PROGRAM. Awards under the long-term incentive program are intended to be made once every two years. However, in lieu of awards scheduled to be made during the past fiscal year, the Committee modified the targeted performance measures under the long-term incentive awards granted in fiscal year 1994 and provided for a new three-year performance cycle ending on February 28, 1998 (rather than the existing three-year period ending on February 29, 1996) in order to provide meaningful incentives to the executive officers. The shares of restricted stock that had been previously awarded to the executive officers under the program retained their original ten-year vesting period which now will be accelerated only if the Company achieves the specified financial performance objectives over the three-year period ending on February 28, 1998. Under the new performance measures, vesting will be accelerated with respect to one-half of such shares held by each officer if specified earnings per share objectives are achieved and vesting will be accelerated with respect to the other one-half of the shares if a specified operating earnings objective is achieved. In connection with the changes to the performance measures, incentive units, which had been previously awarded in tandem with the shares of restricted stock and would have been earned and paid in the form of additional shares of restricted stock if certain additional financial performance objectives were achieved, were canceled. In addition, during the fiscal year, Mr. Wright received an award under the program, as modified, in connection with his employment by the Company and Mr. Sampson received an additional award under the program, as modified. No modifications were made to the award previously granted to Mr. Johnson and he forfeited his award in connection with his retirement from the Company at the end of the fiscal year.

    Certain Presidents of the Company's business units, including Mr. Mishra, participate in a cash long-term incentive program rather than in the stock-based long-term incentive program described above. The cash program has a three-year performance cycle ending on February 28, 1998. Payments will be made under the program only if the applicable business unit achieves specified financial objectives during the performance cycle relating to performance measures such as operating earnings, sales growth, return on sales and return on average equity.

    WAIVER OF SALARY AND BONUS. The Committee believes that grants of stock options and shares of restricted stock to executive officers in lieu of salary and bonus link the interests of executives to the interests of the stockholders. The Committee makes such grants from time to time to executive officers, and with respect to such waiver amounts, as it determines in its discretion, and any grant may be accepted or rejected by an officer selected to receive the grant. Options or shares of restricted stock granted have a fair market value on the date of grant equal to the amount of salary and/or bonus waived. Mr. Luiso, Mr. Cocroft and Mr. Johnson each waived specified amounts of salary and bonus over a five-year period in exchange for options to purchase the Company's Common Stock. The five-year period concluded in fiscal year 1996 with respect to Mr. Cocroft and Mr. Johnson and in fiscal year 1994 with respect to Mr. Luiso. The other executive officers of the Company named in the Summary Compensation Table below were not participants in such waiver program because they were not executive officers at the time the program was initiated. In addition, as described below, Mr. Luiso waived $450,000 of salary over a three-year period concluded in fiscal year 1996 in exchange for shares of restricted stock. In fiscal year 1995, Mr. Luiso waived $100,000 of cash bonus in exchange for options to purchase the Company's Common Stock.

    STOCK OWNERSHIP TARGETS. In 1992, the Committee established a stock ownership program including stock ownership targets for key management employees of the Company, including the Company's executive officers. Each participant in the stock ownership program is expected to achieve the stock ownership target established for the participant during an eight-year period beginning January 1, 1993. The target for each participant was based on a multiple of the participant's annual base salary, ranging from one to five times the amount of such salary, depending on the participant's level of responsibility within the Company. The target is expressed as a number of shares determined by dividing such multiple of annual base salary by the approximate market price of a share of Common Stock of the Company at the time the stock ownership program was adopted.

    Participants in the stock ownership program as a group achieved 159% of the aggregate annual stock ownership target during calendar year 1994. In determining the number of shares of Common Stock acquired by the participants during the year under the program, the Committee included shares purchased by individual participants in the open market or upon the exercise of stock options, shares of restricted stock that vested and were retained by the participant during the year, shares of restricted stock that would have vested during the year but with respect to which the participant elected to defer vesting, and shares of restricted stock previously awarded relating to any salary amount waived by the participant for calendar year 1994. In March 1995, the Committee awarded to certain participants in the stock ownership program shares of restricted stock which have a three-year vesting period subject to the continued employment of the participant during that period. The participants selected to receive awards and the number of shares subject to each award were determined in the discretion of the Committee and were based upon the Committee's assessment of the participant's job performance and contributions to the Company and, more particularly, were based upon the number of shares of the Company's Common Stock acquired by the participant during calendar year 1994 toward the participant's annual stock ownership target under the program. The number of shares of restricted stock awarded to each participant was equal to approximately 15% of the number of shares of Common Stock acquired by the participant during calendar year 1994 up to a limit of 1.5 times the annual stock ownership target for the participant for that year. The Committee believes that such awards of restricted stock will encourage the Company's management to continue to obtain and hold a significant number of shares of the Company's Common Stock.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    Mr. Luiso's performance is reviewed annually by the Committee and the full Board of Directors of the Company. Mr. Luiso is eligible for a salary increase once every 15 to 18 months, consistent with the policy relating to the other executive officers of the Company. Any salary increase for Mr. Luiso is approved by the Board of Directors of the Company following the recommendation of the Committee. All other determinations regarding Mr. Luiso's compensation are made by the Committee.

    The Committee reviewed Mr. Luiso's base salary in March 1995 and recommended that a 4% salary increase was appropriate at that time. The Committee also recommended an additional salary increase of 6%, retroactive to March 1, 1995, if the Company achieved a specified earnings per share objective for the fiscal year ended February 29, 1996. Both recommendations were approved by the Board of Directors. The factors the Committee considered (without assigning any priority among the factors) in making its decision to recommend the salary increase for Mr. Luiso were the Company's continued implementation of its long-term business strategy, the acquisition of the specialty foodservice distribution business of Leprino Foods Company, which was acquired in the previous fiscal year, and the integration of such business with the Company's business, and the appointment of new management in certain of the Company's business units. The Company did not achieve the specified earnings per share objective for the fiscal year ended February 29, 1996 and, accordingly, the additional salary increase did not take effect.

    Mr. Luiso waived $450,000 of base salary over a three-year period, which concluded in fiscal year 1996, in exchange for an aggregate of 16,035 shares of restricted Common Stock of the Company. The shares were valued at $28.06 per share, which was the fair market value of a share of Common Stock on the date the shares were granted. Accordingly, during the last fiscal year, Mr. Luiso's base salary of $550,000 was reduced by $125,000. The shares vest on the basis of Mr. Luiso's continued employment with the Company. In fiscal year 1996, Mr. Luiso elected to defer the vesting of the shares of restricted stock from January 1, 1997 to January 1, 1998.

    Mr. Luiso's target cash bonus opportunity for the fiscal year ended February 29, 1996 was 65% of his base salary or $357,500. In accordance with the terms of the Company's Management Incentive Plan, as described above, Mr. Luiso did not receive a bonus for the fiscal year ended February 29, 1996.

    In fiscal year 1996, Mr. Luiso was awarded options to purchase an aggregate of 30,000 shares of the Company's Common Stock in accordance with the guidelines described above under the heading, "Long-Term Compensation." The options have an exercise price equal to the market price of the Company's Common Stock on the date of grant and have a ten-year term.

    In fiscal year 1996, Mr. Luiso received 2,250 shares of restricted Common Stock of the Company in connection with the Company's management stock ownership program. The number of shares of restricted stock awarded to Mr. Luiso was determined as described above under the heading, "Stock Ownership Targets."

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    In the event that compensation paid by the Company to any executive officer of the Company during the current or any subsequent fiscal year exceeds $1,000,000, such excess amount may not qualify as a tax deduction for the Company under the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Committee believes that in the near term the Section 162(m) limitation is not likely to have an effect on the Company because the annual compensation of any executive officer is not expected to exceed $1,000,000 and, therefore, the Company presently is not amending its compensation plans or programs to meet the requirements of Section 162(m). In addition, in the near term, Section 162(m) and the regulations thereunder exclude from the $1,000,000 limitation any income realized by an executive officer of the Company upon the exercise of outstanding stock options or options which may be granted under existing stock option plans of the Company. The Committee, along with the Company, will evaluate the Company's compensation plans and programs on an ongoing basis in view of the Section 162(m) limitation.

                                          Nicholas L. Reding, Chairman
                                          James G. Fifield
                                          Robert M. Price
                                          Jack D. Rehm

                                          Members of the Compensation Committee

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE
    The following table sets forth the cash compensation and certain other components of compensation for the last three fiscal years of the Chief Executive Officer of the Company, the four other most highly compensated executive officers of the Company and one other individual who ceased to serve as an executive officer during the last fiscal year.

                                                                                      LONG TERM COMPENSATION
                                                                             ----------------------------------------
                                                                                         AWARDS
                                          ANNUAL COMPENSATION                ------------------------------  PAYOUTS
                              --------------------------------------------      RESTRICTED      SECURITIES   --------  ALL OTHER
   NAME AND PRINCIPAL                                         OTHER ANNUAL        STOCK         UNDERLYING     LTIP     COMPEN-
        POSITION         YEAR     SALARY         BONUS(9)     COMPENSATION      AWARDS(14)      OPTIONS(#)   PAYOUTS   SATION(22)
- ------------------------ ---- --------------   ------------   ------------   ----------------   -----------  -------- ------------
Anthony Luiso........... 1996       $425,000(5)       $0            $0        $41,906(15)        30,000          $0     $4,620
Chairman, President and  1995       $380,000(6) $265,170(7)         $0        $41,063(16)        20,513(21)      $0     $4,620
Chief Executive Officer  1994       $380,000(6)       $0(7)         $0       $643,750(17)             0          $0     $4,205
Robert S. Wright (1).... 1996       $143,188   $190,000(10)   $276,900(12)   $226,250(18)        15,000          $0     $2,651
President, Bakery        1995
Segment
                         1994
Duncan H. Cocroft....... 1996       $250,208(7)       $0            $0        $12,572(15)        10,000          $0     $4,620
Vice President --        1995       $231,250(7)  $73,550(7)         $0        $12,319(16)             0          $0     $4,620
Finance,
Chief Financial Officer  1994       $225,000(7)       $0(7)         $0       $257,500(17)             0          $0     $4,205
and Treasurer
Devendra Mishra (2)..... 1996       $260,000         $0       $323,232(13)   $300,008(19)         7,500          $0     $2,188
President -- VSA, Inc.   1995
                         1994
John E. Sampson (3)..... 1996       $225,000         $0             $0        $61,819(15)(20)    10,000          $0     $4,620
Vice President --        1995       $212,500   $117,450             $0         $9,125(16)             0          $0     $4,870
Corporate
Planning and Development 1994
Jay I. Johnson (4)...... 1996       $259,617(7)(8)  $21,250(11)       $0       $8,195(15)             0          $0   $114,620(23)
Group Vice               1995       $227,500(7)  $58,625(7)         $0        $12,228(16)             0          $0     $4,620
President                1994       $227,500(7)       $0(7)         $0       $206,000(17)             0          $0     $3,792

- ----------
(1) Mr. Wright was hired by the Company effective August 14, 1995.

(2) Mr. Mishra became an executive officer of the Company in fiscal year 1996.

(3) Mr. Sampson became an executive officer of the Company in fiscal year 1995.

(4) Mr. Johnson resigned as Group Vice President of the Company effective July 31, 1995. He retired as an employee of the Company effective February 29, 1996.

(5) The salary amount excludes $125,000 of the $450,000 of cash compensation that Mr. Luiso waived over a three-year period, which commenced January 1, 1993, in exchange for 16,035 shares of restricted stock which were granted to Mr. Luiso in fiscal year 1993.

(6) The salary amount excludes $150,000 of the $450,000 of cash compensation waived over a three-year period, as described above in note 5.

(7) The salary and bonus amounts for Mr. Cocroft and Mr. Johnson exclude portions of the cash compensation waived over a five-year period in exchange for stock options which were granted in fiscal year 1991.

    The bonus amount for Mr. Luiso in fiscal year 1995 excludes cash compensation waived in exchange for stock options which were granted to Mr. Luiso in fiscal year 1995. The amounts of salary and bonus waived for each of the fiscal years shown are as follows:

     Mr. Cocroft and Mr. Johnson:           Mr. Luiso:

                      SALARY    BONUS                         BONUS
                      -------  --------                      -------
     1996...........  $24,792  $      0     1996...........  $     0
     1995...........  $35,000  $ 70,000*    1995...........  $100,000
     1994...........  $35,000  $      0*    1994...........  $     0*

 * Under the terms of the options held by Mr. Cocroft and Mr. Johnson, the options that related to the fiscal year 1994 bonus period were carried forward and vested in fiscal year 1995 along with the options held by such officers relating to the fiscal year 1995 bonus period. Because Mr. Luiso did not receive a cash bonus for fiscal year 1994, he forfeited options to purchase 22,988 shares of Common Stock which were granted to Mr. Luiso in fiscal year 1990 in connection with the waiver of cash compensation over a five-year period. After fiscal year 1995, no bonus waiver periods remained with respect to such options held by the named executive officers.

 (8) The amount includes a cash payment of $21,909 in lieu of unused earned and accrued vacation.

 (9) Except as otherwise noted, the amounts were paid pursuant to the Company's Management Incentive Plan described above in the Compensation Committee Report on Executive Compensation.

(10) The amount comprises a guaranteed bonus of $130,000 under the Company's Management Incentive Plan which was offered to Mr. Wright in connection with his employment with the Company and an employment bonus of $60,000.

(11) The amount was paid as a special performance award in recognition of Mr. Johnson's role in the divestiture of the Company's surimi seafood business during the fiscal year.

(12) The amount relates to relocation expenses, including $275,000 paid to Mr. Wright as reimbursement of loss on the sale of his house in connection with his relocation from California to Minnesota.

(13) The amount relates to relocation expenses, including $242,500 paid to Mr. Mishra as reimbursement of loss on the sale of his house in connection with his relocation from California to Colorado.

(14) The value of each restricted stock award was determined by multiplying the closing market price of the Company's Common Stock on the date of grant by the number of shares awarded. As of February 29, 1996, the number and value (based on the closing market price of the Company's Common Stock on February 29, 1996) of the aggregate restricted stock holdings of each of the named executive officers were as follows: 74,785 shares ($1,392,871) by Mr. Luiso, 10,000 shares ($186,250) by Mr. Wright, 11,350 shares ($211,394) by Mr.
    Cocroft, 19,260 shares ($358,718) by Mr. Mishra, 5,950 shares ($110,819)  by
    Mr. Sampson, and 0 shares ($0) by Mr. Johnson.

(15) The shares of restricted stock were awarded by the Compensation Committee to the executive officer in recognition of his achievement of progress toward his individual stock ownership target under the management stock ownership program, as described above in the Compensation Committee Report on Executive Compensation. The number of shares awarded were as follows:
    2,250 shares to Mr. Luiso, 675 shares to Mr. Cocroft, 450 shares to Mr. Sampson and 440 shares to Mr. Johnson. The shares vest on March 17, 1998, subject to the continued employment of the executive officer. The shares also vest in the event of a change in control of the Company. Mr. Johnson's shares vested in connection with his retirement from the Company at the end of the fiscal year. Dividends are paid on the shares of restricted stock at the same rate as paid to all stockholders, but the executive officer is not entitled to receive such dividends unless and until the related shares vest.

(16) The shares of restricted stock were awarded under the management stock ownership program, as described above in note 15. The number of shares awarded were as follows: 2,250 shares to Mr. Luiso, 675 shares to Mr. Cocroft, 500 shares to Mr. Sampson and 670 shares to Mr. Johnson. The shares vest on March 18, 1997, subject to the continued employment of the executive officer. The shares also vest in the event of a change in control of the Company. Mr. Johnson's shares vested in connection with his retirement from the Company at the end of fiscal year 1996. Dividends are paid on the shares of restricted stock at the same rate as paid to all stockholders, but the executive officer is not entitled to receive such dividends unless and until the related shares vest.

(17) The shares of restricted stock were awarded under a long-term incentive program which initially related to a three-year performance cycle ending on February 29, 1996. However, during fiscal year 1996 the Compensation Committee modified the performance measures and provided for a new three-year performance cycle ending on February 28, 1998, as described above in the Compensation Committee Report on Executive Compensation. The number of shares awarded were as follows: 25,000 shares to Mr. Luiso, 10,000 shares to Mr. Cocroft and 8,000 shares to Mr. Johnson. Although the full value of the shares awarded to the executive officer is shown for fiscal year 1994, no payout will be made under the program until the end of the three-year performance cycle, and then only if established corporate financial performance objectives are achieved. If no payout is made at the end of the three-year cycle, the shares will vest on February 28, 2003, provided that the executive officer remains employed by the Company until such date. If a payout is made at the end of the three-year performance period with respect to all or a portion of the shares of restricted stock awarded, one-third of such shares will vest at that time, one-third of such shares will vest on February 28, 1999 and one-third of such shares will vest on February 29, 2000, subject to the continued employment of the executive officer on the respective dates. The shares also vest in the event of a change in control of the Company. Mr. Johnson forfeited his shares upon his retirement from the Company at the end of fiscal year 1996. Dividends are paid on the shares of restricted stock at the same rate as paid to all stockholders, but the executive officer is not entitled to receive such dividends unless and until the related shares vest.

(18) Mr. Wright received an award in September 1995 of 10,000 shares of restricted stock under the Company's long-term incentive program. The shares of restricted stock are subject to the same terms as those described above in note 17.

(19) In addition to the amount specified above in note 13, Mr. Mishra received a grant in September 1995 of 13,260 shares of restricted stock as reimbursement of loss on the sale of his house in connection with his relocation from California to Colorado. Although the shares of restricted stock were scheduled to vest, subject to Mr. Mishra's continued employment with the Company, on September 15, 1996, Mr. Mishra elected to defer the vesting of the shares to September 15, 1997. The shares also vest in the event of a change in control of the Company. Dividends are paid on the shares of restricted stock at the same rate as paid to all stockholders, but Mr. Mishra is not entitled to receive such dividends unless and until the shares vest.

(20) Mr. Sampson received an award in May 1995 of 2,500 shares of restricted stock, in addition to 2,500 shares of restricted stock awarded to him in fiscal year 1994, under the Company's long-term incentive program. The shares of restricted stock are subject to the same terms as those described above in note 17.

(21) The options were granted to Mr. Luiso in connection with his waiver of $100,000 of cash bonus awarded to him for fiscal year 1995 as described above in note 7.

(22) Except as otherwise noted, the amounts reported represent the Company's matching contributions to the Company's Savings Plan.

(23) The amount includes a severance payment of $110,000 to Mr. Johnson in connection with his retirement from the Company.

STOCK OPTIONS

    The following tables summarize stock option grants to and exercises by the executive officers named in the Summary Compensation Table above during the Company's fiscal year 1996 and the value of stock options held by such officers at the end of fiscal year 1996.

                       OPTION GRANTS IN FISCAL YEAR 1996

                                                                                          POTENTIAL
                                                                                       REALIZABLE VALUE
                                                                                              AT
                                              INDIVIDUAL GRANTS                         ASSUMED ANNUAL
                           --------------------------------------------------------        RATES OF
                           NUMBER OF     % OF TOTAL                                      STOCK PRICE
                           SECURITIES     OPTIONS                                        APPRECIATION
                           UNDERLYING    GRANTED TO       EXERCISE                     FOR OPTION TERM
                            OPTIONS     EMPLOYEES IN       OR BASE       EXPIRATION   ------------------
          NAME             GRANTED(1)   FISCAL YEAR    PRICE ($/SHARE)      DATE         5%       10%
- -------------------------  ----------   ------------   ---------------   ----------   --------  --------
Anthony Luiso............    30,000        15.54%          $18.6875       3/16/05     $352,574  $893,492
Robert S. Wright.........    15,000         7.77%          $22.6250       9/14/05     $213,431  $540,876
Duncan H. Cocroft........    10,000         5.18%          $18.6875       3/16/05     $117,525  $297,831
Devendra Mishra..........     7,500         3.88%          $18.6875       3/16/05     $ 88,144  $223,373
John E. Sampson..........    10,000         5.18%          $18.6875       3/16/05     $117,525  $297,831

- ----------
 (1)The options granted to Mr. Wright were granted on September 15, 1995 and the options granted to the other executive officers were granted on March 17, 1995. The options have an exercise price equal to the market price of the Company's Common Stock on the date of grant and become exercisable one year from the date of grant. The options also become exercisable in the event of a change in control of the Company.

   AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1996 AND FISCAL YEAR END OPTION
                                     VALUES

                                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                           UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                                 OPTIONS AT                    OPTIONS AT
                                                  SHARES                       FISCAL YEAR END             FISCAL YEAR END(1)
                                               ACQUIRED ON     VALUE     ---------------------------   ---------------------------
                    NAME                         EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ---------------------------------------------  ------------   --------   -----------   -------------   -----------   -------------
Anthony Luiso................................        0           $0          344,746          30,000       $35,898              $0
Robert S. Wright.............................        0           $0            4,000          15,000            $0              $0
Duncan H. Cocroft............................        0           $0          130,454          10,000            $0              $0
Devendra Mishra..............................        0           $0           10,000           7,500       $20,000              $0
John E. Sampson..............................        0           $0           42,750          10,000            $0              $0
Jay I. Johnson...............................        0           $0          129,454               0            $0              $0

- ----------
(1) The value was determined by subtracting the exercise price per share from the closing market price per share of the Company's Common Stock on February 29, 1996.

LONG-TERM INCENTIVE AWARD

    The following table summarizes the long-term incentive award made to Mr. Mishra under the Company's cash long-term incentive program, as described above in the Compensation Committee Report on Executive Compensation.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                                        PERFORMANCE    ESTIMATED FUTURE PAYOUTS UNDER
                                                         NUMBER OF       OR OTHER       NON-STOCK PRICE-BASED PLANS
                                                       SHARES, UNITS   PERIOD UNTIL   --------------------------------
                                                         OR OTHER      MATURATION OR  THRESHOLD  TARGET(2)    MAXIMUM
                        NAME                             RIGHTS(1)        PAYOUT      ($ OR #)    ($ OR #)   ($ OR #)
- ----------------------------------------------------  ---------------  -------------  ---------  ----------  ---------
                                                                       Fiscal Years
Devendra Mishra.....................................             0       1996-1998       N/A     $  325,000     N/A

- ----------
(1) The award was not expressed in these terms.

(2) If the business unit achieves a specified operating earnings objective, a cash payment equal to 70% of the amount shown will be paid and, if the business unit achieves a specified return on sales objective, a cash payment equal to 30% of the amount shown will be paid. If either or both of the objectives are achieved and a payout is made, the payout may be increased or decreased by 20% based on the business unit's return on average equity for the three-year period. Any payout will be made in three equal annual installments, subject to Mr. Mishra's continued employment.

PENSION EQUITY PLAN AND MANAGEMENT BENEFIT PLAN

    The Company  maintains  the Multifoods  Pension  Equity Plan  (the  "Pension
Plan") for salaried and certain other employees of the Company and its subsidiaries who have completed one year of service with the Company or a subsidiary of the Company. The Pension Plan was adopted in fiscal year 1996 as a continuation and amendment of the Company's Employees' Retirement Plan. The Pension Plan is a tax qualified defined benefit pension plan which provides for lump sum payments upon termination of employment. In lieu of a single lump sum payment, an employee may elect to receive immediate or deferred monthly payments for life. An employee's pension benefits are based on years of service with the Company or a subsidiary of the Company, the employee's "Final Average Pay" and the "Integration Level." Final Average Pay is the average of the employee's base pay for the three consecutive calendar years in which the employee's base pay was the highest during the last ten full calendar years prior to termination of employment. Base pay does not include bonuses and other additional compensation. In addition, the amount of base pay covered by the Pension Plan is limited by requirements of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Integration Level is one-half of the taxable wage base in effect under the Social Security Act at the time of termination of employment. Under the Pension Plan, an employee earns "Base Points" and "Integration Points" for each year of service. The number of points earned is based on the employee's age at the end of the calendar year and increases as the employee's age increases. Base Points are also awarded based on the amount of accrued benefit that an employee has earned under the Company's Employees' Retirement Plan as of December 31, 1995. Base Points and Integration Points are expressed as a percentage of Final Average Pay. An employee's accrued lump sum benefit equals the total number of Base Points earned times the employee's Final Average Pay plus the total number of Integration Points earned times the employee's Final Average Pay in excess of the Integration Level. An employee becomes vested in his or her benefits under the Pension Plan after five years of service. An employee who has completed ten years of service as of December 31, 1995 and whose age plus service as of December 31, 1995 totals 60 or more may elect to have his or her benefit calculated and paid in accordance with the provisions of the pension formula in effect as of December 31, 1995 under the Employees' Retirement Plan.

    The Company's Management Benefit Plan provides for the payment of additional amounts to certain key employees of the Company and its subsidiaries (including the executive officers named in the Summary Compensation Table) so that they will receive in the aggregate the benefits they would have been entitled to receive under the Pension Plan without the limitations imposed by the Internal Revenue Code or ERISA. Participants in the Management Benefit Plan are also entitled to lifetime annual income upon retirement equal to 50% of the "Bonus Base." For employees who became participants in the Management Benefit Plan prior to March 1, 1990, the Bonus Base is the average of the five highest bonuses awarded to the participant under the Management Incentive Plan during the last ten years of employment by the Company prior to retirement. For employees who became participants in the Management Benefit Plan on or after March 1, 1990, the Bonus Base includes such bonuses awarded only while the employee is a participant in the Management Benefit Plan unless the Compensation Committee prescribes otherwise. The level of annual benefits is reduced if the employee retires prior to age 62. A participant in the Management Benefit Plan becomes vested in his or her benefits under the Management Benefit Plan upon completion of ten years of service with the Company or when age plus years of service equal 60.

    The following table shows the estimated combined annual amounts payable with respect to various classifications of earnings and years of service to participants in both the Pension Plan and Management Benefit Plan who retire at the normal retirement age of 65 and elect payment of a straight life annuity.

                               PENSION PLAN TABLE

                                          YEARS OF SERVICE
                --------------------------------------------------------------------
REMUNERATION*   5 YEARS   10 YEARS  15 YEARS  20 YEARS  25 YEARS  30 YEARS  35 YEARS
- -------------   --------  --------  --------  --------  --------  --------  --------
 $  200,000     $ 44,411  $ 52,005  $ 58,212  $ 63,082  $ 66,714  $ 69,439  $ 71,584
 $  400,000     $ 89,615  $105,438  $118,361  $128,497  $136,080  $141,767  $146,216
 $  600,000     $134,819  $158,872  $178,509  $193,913  $205,445  $214,095  $220,849
 $  800,000     $180,024  $212,306  $238,658  $259,328  $274,811  $286,423  $295,481
 $1,000,000     $225,228  $265,739  $298,807  $324,744  $344,177  $358,751  $370,113
 $1,200,000     $270,432  $319,173  $358,956  $390,159  $413,542  $431,079  $444,746

- ----------
*For purposes of this table, it is assumed that remuneration is comprised 65% of Final Average Pay and 35% of Bonus Base (both terms as defined above). The benefits are not subject to any reduction for Social Security or other offset amounts.

    Messrs. Luiso, Wright, Cocroft, Mishra, Sampson and Johnson have 9, 3, 6, 1, 11 and 7 years of service, respectively, under the Pension Plan. Except for Mr. Wright, Mr. Cocroft and Mr. Mishra, each of the executive officers named in the Summary Compensation Table is fully vested in the Management Benefit Plan. Mr. Wright has additional retirement benefits as described below.

SUPPLEMENTAL RETIREMENT BENEFITS FOR MR. WRIGHT

    Mr. Wright has an arrangement with the Company pursuant to which he will receive supplemental retirement benefits in addition to any benefits he may receive under the Pension Plan and the Management Benefit Plan, as described above. Mr. Wright has been credited with two years of service, which was reinstated from his prior employment with the Company from 1992 to 1994. In addition, commencing with his re-employment with the Company in August 1995, Mr. Wright will be credited with two years of service under the Pension Plan for each additional year of employment with the Company. Mr. Wright may also elect to have his supplemental pension benefit calculated and paid in accordance with the provisions of the pension formula in effect as of December 31, 1995 under the Employees' Retirement Plan. The supplemental retirement arrangement also provides for immediate vesting in an annual benefit equal to 50% of the five highest bonuses payable to him under the Company's Management Incentive Plan in his last ten years of employment with the Company, including bonuses paid during his previous period of employment. If Mr. Wright had terminated employment with the Company on February 29, 1996, the annual supplemental retirement benefit payable to Mr. Wright upon attaining age 55 would have been $25,595.

EMPLOYMENT AGREEMENT
    Pursuant to an Employment Agreement between the Company and Mr. Luiso, the Company has agreed to employ Mr. Luiso as Chairman of the Board, President and Chief Executive Officer for a period of three years (subject to automatic annual extensions of the three-year period unless the Company notifies Mr. Luiso of its decision not to extend the term) at a current minimum annual base salary of $550,000 per year, exclusive of any annual bonus or other incentive compensation, employee benefits and perquisites. In addition, the Employment Agreement provides for a supplemental retirement benefit to be paid to Mr. Luiso (in addition to any other benefits under retirement plans of the Company) based upon the benefits Mr. Luiso would have received had he been employed by the Company for an additional fifteen years. The additional years of service will accrue to Mr. Luiso over a period of twelve years in the event Mr. Luiso continues to be employed by the Company for twelve years. If Mr. Luiso had terminated employment with the Company on February 29, 1996, the annual supplemental retirement benefit payable to Mr. Luiso upon attaining age 55 would have been $64,425. In the event of a change in control of the Company, Mr. Luiso is entitled to a lump sum payment of his supplemental retirement benefit, which would have been approximately $779,747 if a change in control had occurred on February 29, 1996. Under the Employment Agreement, Mr. Luiso was also given nine years of deemed service under the Management Benefit Plan of the Company. If, during the term of the Employment Agreement, the Company terminates Mr. Luiso's employment for any reason other than cause, death or disability, or Mr. Luiso terminates his employment for "good reason" (as defined in the Employment Agreement), the Company is obligated to pay to Mr. Luiso, in a lump sum, the aggregate of (i) the amounts of any accrued or deferred compensation plus the amount of his maximum bonus opportunity for the then current fiscal year under the Company's Management Incentive Plan to the extent such amount has not been paid and (ii) if such termination follows a change in control of the Company (as defined in the Employment Agreement), an amount equal to 2.5 times the total of Mr. Luiso's annual base salary in effect at the time of the change in control plus the average of the bonus awards paid to Mr. Luiso under the Company's Management Incentive Plan for the three fiscal years immediately preceding the change in control, subject to increase in the event the payment or any other payments made in connection with a change in control constitute "parachute payments" under the Internal Revenue Code. Assuming a change in control of the Company had occurred and Mr. Luiso's employment was terminated by the Company or Mr. Luiso terminated his employment for "good reason" on February 29, 1996, the amount payable to Mr. Luiso would have been approximately $2,867,638.

SEVERANCE AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS
    The Company is a party to severance agreements with Messrs. Wright, Cocroft, Mishra and Sampson. The two-year term of each agreement is automatically extended each year for one additional year unless the Company gives notice to the officer that the Company does not wish to extend the agreement. No such notice has been given to any executive officer. Under each agreement, the Company has agreed to employ the executive officer for a period of two years following a change in control of the Company (as defined in the agreement). If, during such two-year period, the officer's employment is terminated by the Company for any reason other than cause, death or disability, or the officer terminates his employment for "good reason" (as defined in the agreement), the Company is obligated to pay to such officer, in a lump sum, the aggregate of (i) the amounts of any accrued or deferred compensation and (ii) an amount equal to
2.5 times the total of the officer's annual base salary in effect at the time of the change in control plus the average of the bonus awards paid to the officer under the Company's Management Incentive Plan for the three fiscal years immediately preceding the change in control, subject to increase in the event the payment or any other payments made in connection with a change in control constitute "parachute payments" under the Internal Revenue Code. Assuming a change in control of the Company had occurred and each of the officers' employment was terminated by the Company or each officer terminated his employment for "good reason" on February 29, 1996, the amounts payable to Messrs. Wright, Cocroft, Mishra and Sampson under the agreements would have been approximately $987,379, $1,188,918, $885,979 and $916,725, respectively.

    Mr. Wright has a severance agreement with the Company whereby the Company has agreed to pay him 24 months' salary in the event the Company terminates his employment for any reason other than cause prior to August 14, 1996. If, within one year thereafter, the Company terminates Mr. Wright's employment for any reason other than cause, the Company will pay Mr. Wright 18 months' salary.

    Mr. Mishra has a severance arrangement with the Company whereby the Company has agreed to pay him one year's salary in the event the Company terminates his employment for any reason other than cause.

    Mr. Sampson has a severance agreement with the Company whereby the Company has agreed to pay Mr. Sampson one year's salary in the event Mr. Sampson's employment is terminated either by the Company or Mr. Sampson at any time prior to August 1, 1996, subject to a three-month notification period on the part of Mr. Sampson.

    The Company has certain other compensatory arrangements with its executive officers which will result from a change in control of the Company. The Management Incentive Plan provides that in the event of a change in control of the Company during the first six months of the Company's fiscal year, each participant in the Management Incentive Plan will receive an immediate cash payment equal to 100% of the target annual bonus amount for that fiscal year as if the target performance objective had been met. In the event of a change in control during the last six months of the Company's fiscal year, each participant will receive an immediate cash payment equal to 100% of the greater of (i) the target annual bonus amount for that fiscal year as if the target performance objective had been met or (ii) the amount determined based upon the anticipated results relating to the performance objective for that fiscal year.

    In addition, in the event of a change in control of the Company, stock options outstanding under the Company's stock-based incentive plans which are not yet exercisable become immediately exercisable and all shares of restricted stock outstanding vest in full.

    The Management Benefit Plan provides for lump sum payments to the participants in the event of a change in control of the Company plus an additional amount in the event the payment constitutes a "parachute payment" under the Internal Revenue Code. In addition, the Board of Directors authorized the establishment and funding of a trust for the purpose of assisting the Company in fulfilling its obligations to the participants in the Management Benefit Plan, which trust will become irrevocable upon the earlier of (i) a change in control of the Company or (ii) a favorable ruling from the Internal Revenue Service that the creation and funding of the trust does not result in constructive receipt to the participants, neither of which event has yet occurred. Assuming a change in control of the Company had occurred on February 29, 1996, the lump sums payable to Messrs. Luiso, Wright, Cocroft, Mishra, Sampson and Johnson would have been approximately $2,107,392, $90,810, $321,686, $11,087, $672,984 and $861,665, respectively.

                            STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative total return on the Common Stock of the Company for the last five fiscal years with the cumulative total return of the Standard & Poor's 500 Composite Stock Index (the "S&P 500") and the Dow Jones Food Index for the same period (assuming the investment of $100 in the Company's Common Stock, the S&P 500 and the Dow Jones Food Index on February 28, 1991 and reinvestment of all dividends). The cumulative returns are as of February 28 or February 29 of each year, as the case may be, the Company's fiscal year end.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             INTERNATIONAL MULTIFOODS
                       CORP.               S&P 500    DOW JONES FOOD
2/91                                 100        100               100
2/92                                 106        116               122
2/93                                 106        128               131
2/94                                  74        139               120
2/95                                  84        149               138
2/96                                  87        201               177

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership of the Company's Common Stock and other equity securities with the Securities and Exchange Commission and the New York Stock Exchange. Such officers, directors and greater than ten-percent beneficial owners are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file.

    To the Company's knowledge, based solely on the Company's review of copies of such reports furnished to the Company and written representations from certain reporting persons that no other reports were required for those persons, the Company believes that, during the fiscal year ended February 29, 1996, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were met, except that Jay I. Johnson, who was an executive officer of the Company during the fiscal year, failed to file a Form 5 to report acquisitions during the fiscal year of shares of Common Stock of the Company under the Company's Savings Plan.

                      APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors of the Company has appointed KPMG Peat Marwick LLP, certified public accountants, as the Company's independent auditors for the fiscal year ending February 28, 1997, subject to stockholder approval. KPMG Peat Marwick LLP has audited the books of the Company for many years. The action of the Board of Directors was taken upon the recommendation of the Audit Committee of the Board of Directors.

    Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

    The Board of Directors recommends a vote FOR the approval of the appointment of KPMG Peat Marwick LLP.

               STOCKHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING

    Any stockholder proposal intended to be presented for consideration at the 1997 Annual Meeting of Stockholders and to be included in the Company's proxy statement must be received at the principal executive offices of the Company by the close of business on January 15, 1997. Proposals should be sent to the attention of the Secretary.

                                 OTHER MATTERS

    The Company is not aware of any other matters which may come before the Annual Meeting. If other matters are properly presented at the Annual Meeting, it is the intention of the persons named as proxies in the enclosed proxy to vote in accordance with their judgment as to the best interests of the Company.

                                          By Order of the Board of Directors

                                          FRANK W. BONVINO
                                          SECRETARY

May 15, 1996

                                [RECYCLED LOGO]
                              PRINTED ON RECYCLED
                              PAPER CONTAINING AT
                             LEAST 10% FIBERS FROM
                               PAPER RECYCLED BY
                                   CONSUMERS.

PROXY                 INTERNATIONAL MULTIFOODS CORPORATION
                      1996 ANNUAL MEETING OF STOCKHOLDERS
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

      The undersigned hereby appoints Anthony Luiso, Jack D. Rehm and Peter S. Willmott, and each of them, with power to appoint a substitute, to vote, in accordance with the specifications appearing below, all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of International Multifoods Corporation, a Delaware corporation, to be held on Friday, June 21, 1996, at 10:00 a.m. local time, and at all adjournments thereof, and, in their discretion, upon all other matters that may properly come before the Annual Meeting or any adjournment or adjournments thereof, and hereby revokes all former proxies. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

1. ELECTION OF DIRECTORS. NOMINEES: James G. Fifield and Robert M. Price

/ / VOTE FOR all nominees listed above,        / / WITHHOLD AUTHORITY
  except those whose names are written below:    to vote for all nominees listed
                                                 above

- --------------------------------------------------------------------------------

2. PROPOSAL TO APPROVE THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

          / / FOR    / / AGAINST    / / ABSTAIN

                          (CONTINUED, AND TO BE SIGNED AND DATED, ON OTHER SIDE)

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY SHALL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

                                         Dated: -------------------------, 1996

                                         -------------------------------------
                                         Signature

                                         ---------------------------------------
                                         (If there are co-owners both must sign)
                                         THE  SIGNATURE(S) SHOULD  BE EXACTLY AS
                                         THE NAME(S) APPEAR PRINTED TO THE LEFT.
                                         IF  A  CORPORATION,  PLEASE  SIGN   THE
                                         CORPORATION  NAME  IN  FULL  BY  A DULY
                                         AUTHORIZED  OFFICER  AND  INDICATE  THE
                                         OFFICE  OF THE SIGNER.  WHEN SIGNING AS
                                         EXECUTOR,   ADMINISTRATOR,   FIDUCIARY,
                                         ATTORNEY,  TRUSTEE  OR GUARDIAN,  OR AS
                                         CUSTODIAN FOR A MINOR, PLEASE GIVE FULL
                                         TITLE AS SUCH.  IF A PARTNERSHIP,  SIGN
                                         IN THE PARTNERSHIP NAME.

                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                   CARD PROMPTLY USING THE ENCLOSED ENVELOPE

                CONFIDENTIAL VOTING INSTRUCTIONS TO NORWEST BANK
           MINNESOTA, N.A., AS TRUSTEE UNDER THE EMPLOYEES' VOLUNTARY
      INVESTMENT AND SAVINGS PLAN OF INTERNATIONAL MULTIFOODS CORPORATION

    I hereby direct that the voting rights pertaining to shares of Common Stock of INTERNATIONAL MULTIFOODS CORPORATION, a Delaware corporation, held by the Trustee and allocated to my Member Account shall be exercised at the Annual Meeting of Stockholders of INTERNATIONAL MULTIFOODS CORPORATION, to be held at Minneapolis, Minnesota on June 21, 1996, and at all adjournments thereof, upon the matters set forth below and upon such other business as may properly come before the Annual Meeting, all as set forth in the Proxy Statement. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

1. ELECTION OF DIRECTORS. NOMINEES: James G. Fifield and Robert M. Price

/ / VOTE FOR all nominees listed above,        / / WITHHOLD AUTHORITY
  except those whose names are written below:    to vote for all nominees listed
                                                 above

- --------------------------------------------------------------------------------

2. PROPOSAL TO APPROVE THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

          / / FOR    / / AGAINST    / / ABSTAIN

                          (CONTINUED, AND TO BE SIGNED AND DATED, ON OTHER SIDE)

THIS CARD IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF THE COMPANY. THE VOTING RIGHTS REPRESENTED HEREBY WILL BE EXERCISED AS DIRECTED BY YOU. AS TO MATTERS COMING BEFORE THE MEETING FOR WHICH NO VOTING INSTRUCTIONS ARE RECEIVED BY THE TRUSTEE PRIOR TO THE MEETING, THE TRUSTEE WILL EXERCISE VOTING RIGHTS IN PROPORTION TO THE VOTING INSTRUCTIONS ACTUALLY RECEIVED BY THE TRUSTEE PRIOR TO THE MEETING.

                                         Dated: -------------------------, 1996
                                         -------------------------------------
                                         Signature
                                         (PLEASE DATE AND SIGN EXACTLY AS YOUR
                                         NAME APPEARS HEREON.)
   PLEASE MARK, SIGN, DATE AND RETURN
                   THIS CARD
  PROMPTLY USING THE ENCLOSED ENVELOPE

          CONFIDENTIAL VOTING INSTRUCTIONS TO THE CANADA TRUST COMPANY
                  AS TRUSTEE UNDER THE STOCK PURCHASE PLAN OF
                           ROBIN HOOD MULTIFOODS INC.

    I hereby direct that the voting rights pertaining to shares of Common Stock of INTERNATIONAL MULTIFOODS CORPORATION, a Delaware corporation, held by the Trustee and allocated to my Member Account shall be exercised at the Annual Meeting of Stockholders of INTERNATIONAL MULTIFOODS CORPORATION, to be held at Minneapolis, Minnesota on June 21, 1996, and at all adjournments thereof, upon the matters set forth below and upon such other business as may properly come before the Annual Meeting, all as set forth in the Proxy Statement. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

1. ELECTION OF DIRECTORS. NOMINEES: James G. Fifield and Robert M. Price

/ / VOTE FOR all nominees listed above,        / / WITHHOLD AUTHORITY
  except those whose names are written below:    to vote for all nominees listed
                                                 above

- --------------------------------------------------------------------------------

2. PROPOSAL TO APPROVE THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

          / / FOR    / / AGAINST    / / ABSTAIN

                          (CONTINUED, AND TO BE SIGNED AND DATED, ON OTHER SIDE)

THIS CARD IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF THE COMPANY. THE VOTING RIGHTS REPRESENTED HEREBY WILL BE EXERCISED AS DIRECTED BY YOU. AS TO MATTERS COMING BEFORE THE MEETING FOR WHICH NO VOTING INSTRUCTIONS ARE RECEIVED BY THE TRUSTEE PRIOR TO THE MEETING, THE TRUSTEE MAY EXERCISE VOTING RIGHTS IN SUCH MANNER AS THE TRUSTEE MAY, IN ITS DISCRETION, DETERMINE.

                                         Dated: -------------------------, 1996
                                         -------------------------------------
                                         Signature
                                         (PLEASE DATE AND SIGN EXACTLY AS YOUR
                                         NAME APPEARS HEREON.)
   PLEASE MARK, SIGN, DATE AND RETURN
                   THIS CARD
  PROMPTLY USING THE ENCLOSED ENVELOPE